SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2003

AboveNet, Inc. (formerly Metromedia Fiber Network, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23269	11-3168327
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Hamilton Avenue
White Plains, New York		10601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (914) 421-6700

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

On October 16, 2003 AboveNet, Inc. issued a press release concerning the closing of the exercise period on its previously announced offering of rights exercisable for $50 million in common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

 Item 7.   Financial Statements and Exhibits.

A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, AboveNet, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 16, 2003

ABOVENET, INC.

	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press Release dated October 16, 2003